Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2013 RESULTS

VERO BEACH, Fla. (November 4, 2013) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2013.

Third Quarter 2013 Highlights

•	Net loss of $1.0 Million, or $0.30 per common share
•	Third quarter total dividend payments of $0.405 per common share
•	Book Value per Share of $13.41
•	2.2% Economic loss on common equity for the quarter, or 8.6% annualized, comprised of $0.405 dividend per common share and $0.71 decrease in net book value per common share
•	Company to discuss results on Wednesday, November 6, 2013, at 10:00 AM ET

Details of Third Quarter 2013 Results of Operations

The Company reported a net loss of $1.0 million for the three-month period ended September 30, 2013, compared with a net income of $0.5 million for the three month period ended September 30, 2012.  The third quarter net loss of $1.0 million included net interest income of $2.3 million, net losses of $2.9 million (which includes mark to market gains, realized losses on securities sold and losses on funding hedges), audit, legal and other professional fees of $0.1 million, management fees of $0.2 million, and other operating, general and administrative expenses of $0.1 million. During the third quarter, the Company sold mortgage-backed securities (MBS) with a market value at the time of sale of $85.3 million, resulting in realized losses of $0.7 million (based on security prices from June 30, 2013).  The remaining net gain on MBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of June 30, 2013, approximately 52% of the Company’s investable capital (which consists of equity in pledged PT MBS, available cash and unencumbered assets) were deployed in the PT MBS portfolio.  At September 30, 2013, the allocation to the PT MBS had decreased 3% to approximately 49%.

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The tables below detail the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2013	$317,175,526	$20,101,134	$1,871,253	$21,972,387	$339,147,913
Securities Purchased	77,061,877	6,071,773	3,839,422	9,911,195	86,973,072
Securities Sold	(76,107,279)	(9,204,556)	-	(9,204,556)	(85,311,835)
Gain (Loss) on Sale	(366,452)	(300,730)	-	(300,730)	(667,182)
Return on Investment	n/a	(1,318,925)	(334,793)	(1,653,718)	(1,653,718)
Pay-downs	(6,787,387)	n/a	n/a	n/a	(6,787,387)
Premium Lost Due to Pay-downs	(79,523)	n/a	n/a	n/a	(79,523)
Mark to Market Gains (Losses)	120,384	22,002	23,207	45,209	165,593
Market Value - September 30, 2013	$311,017,146	$15,370,698	$5,399,089	$20,769,787	$331,786,933

The tables below present the allocation of capital between the respective portfolios at September 30, 2013 and June 30, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended September 30, 2013.  The return on invested capital in the PT MBS and structured MBS portfolios was approximately (2.0)% and (0.5)%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (1.3)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2013
Market Value	$311,017,146	$15,370,698	$5,399,089	$20,769,787	$331,786,933
Cash	10,481,831	-	-	-	10,481,831
Repurchase Agreement Obligations(1)	(301,656,523)	-	-	-	(301,656,523)
Total	$19,842,454	$15,370,698	$5,399,089	$20,769,787	$40,612,241
% of Total	48.9%	37.8%	13.3%	51.1%	100.0%
June 30, 2013
Market Value	$317,175,526	$20,101,134	$1,871,253	$21,972,387	$339,147,913
Cash	15,223,827	-	-	-	15,223,827
Repurchase Agreement Obligations	(308,735,338)	-	-	-	(308,735,338)
Total	$23,664,015	$20,101,134	$1,871,253	$21,972,387	$45,636,402
% of Total	51.9%	44.0%	4.1%	48.1%	100.0%

(1)
At September 30, 2013, there were outstanding repurchase agreement balances of $5.0 million and $0.2 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to support the pass-through strategy; therefore we have not considered these balances to be allocated to the structures securities strategy.

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Returns for the Quarter
Income / (loss) (net of repo cost)	$2,118,029	$118,039	$20,857	$138,896	$2,256,925
Realized and unrealized gains / (losses)	(325,592)	(278,727)	23,207	(255,520)	(581,112)
Hedge losses	(2,271,875)	n/a	n/a	n/a	(2,271,875)
	$(479,438)	$(160,688)	$44,064	$(116,624)	$(596,062)
Return on Invested Capital for the Quarter	(2.0)%	(0.8)%	2.4%	(0.5)%	(1.3)%

Prepayments

For the quarter, Orchid received $8.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 12.6% for the third quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows: (in CPR)

		Structured
	PT MBS	MBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2013	6.5	28.2	12.6
June 30, 2013	6.5	29.8	16.3
March 31, 2013	9.2	33.0	20.0
December 31, 2012	1.1	42.3	28.6
September 30, 2012	4.2	38.7	25.0
June 30, 2012	0.2	41.4	38.7
March 31, 2012	11.0	31.2	23.8

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Portfolio

As of September 30, 2013, Orchid’s MBS portfolio consisted of $331.8 million of agency or government MBS at fair value and had a weighted average coupon of 3.31%. The following tables summarize Orchid’s agency and government mortgage related securities as of September 30, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2013
Adjustable Rate MBS	$6,150	1.9%	4.04%	248	1-Sep-35	4.71	10.05%	2.00%
Fixed Rate MBS	184,662	55.7%	3.62%	310	1-Sep-43	NA	NA	NA
Hybrid Adjustable Rate MBS	120,205	36.2%	2.56%	352	1-Aug-43	111.61	7.56%	2.00%
Total Mortgage-backed Pass-through	311,017	93.7%	3.22%	325	1-Sep-43	106.41	7.68%	2.00%
Interest-Only Securities	15,371	4.6%	4.32%	236	20-Oct-42	NA	NA	NA
Inverse Interest-Only Securities	5,399	1.6%	5.91%	319	15-Dec-40	NA	6.09%	NA
Total Structured MBS	20,770	6.3%	4.73%	258	20-Oct-42	NA	NA	NA
Total Mortgage Assets	$331,787	100.0%	3.31%	321	1-Sep-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$6,531	5.7%	4.20%	258	1-Sep-35	3.46	10.04%	2.00%
Fixed Rate MBS	43,589	37.8%	3.24%	181	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	59,485	51.5%	2.69%	357	1-Nov-42	100.51	7.69%	2.00%
Total Mortgage-backed Pass-through	109,605	95.0%	3.00%	281	1-Nov-42	90.91	7.93%	2.00%
Interest-Only Securities	2,884	2.5%	3.52%	151	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,891	2.5%	6.13%	309	25-Nov-40	NA	6.34%	NA
Total Structured MBS	5,775	5.0%	4.83%	230	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$115,380	100.0%	3.09%	278	1-Nov-42	NA	NA	NA

(in thousands)
	September 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$203,477	61.33%	$113,235	98.14%
Freddie Mac	107,876	32.51%	2,145	1.86%
Ginnie Mae	20,434	6.16%	-	-
Total Portfolio	$331,787	100.00%	$115,380	100.00%

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	September 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$104.71	$105.65
Weighted Average Structured Purchase Price	$11.77	$9.91
Weighted Average Pass Through Current Price	$101.87	$105.81
Weighted Average Structured Current Price	$13.37	$7.84
Effective Duration (1)	4.614	1.209

(1)
Effective duration of 4.614 indicates that an interest rate increase of 1.0% would be expected to cause a 4.614% decrease in the value of the MBS in the Company’s investment portfolio at September 30, 2013.  An effective duration of 1.209 indicates that an interest rate increase of 1.0% would be expected to cause a 1.209% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio, but not the effect of the Company’s funding cost hedges.

Financing, Leverage and Liquidity

As of September 30, 2013, the Company had outstanding repurchase obligations of approximately $301.7 million with a net weighted average borrowing rate of 0.37%.  These agreements were collateralized by MBS with a fair value, including accrued interest and receivable for securities sold, of approximately $320.0 million.  The Company’s leverage ratio at September 30, 2013 was 6.7 to 1, excluding the $38.7 million of payable for unsettled securities purchased from total liabilities at September 30, 2013. At September 30, 2013, the Company’s liquidity was approximately $22.9 million, consisting of unpledged MBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2013.

(in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$124,591	41.3%	0.34%	$6,924	26
South Street Securities, LLC	49,305	16.3%	0.36%	3,182	27
CRT Capital Group, LLC	28,760	9.5%	0.40%	1,677	28
The PrinceRidge Group, LLC	25,847	8.6%	0.39%	1,700	25
Mizuho Securities USA, Inc.	25,442	8.4%	0.46%	2,021	26
Suntrust Robinson Humphrey, Inc.	24,532	8.1%	0.34%	1,328	7
Pierpont Securities, LLC	10,790	3.6%	0.35%	510	16
KGS - Alpha Capital Markets, L.P.	7,819	2.6%	0.35%	579	12
Cantor Fitzgerald & Co.	4,571	1.6%	0.38%	325	18
	$301,657	100.0%	0.37%	$18,246	24

(1)
Equal to the fair value of securities sold plus accrued interest receivable and cash posted by the Company as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

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Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of September 30, 2013, such instruments were comprised entirely of Eurodollar futures contracts with an average contract notional amount of $250.0 million and a weighted average fixed LIBOR rate of 1.95%.

(in thousands)

		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2014	0.47%	$262,500	$(96)
2015	0.89%	275,000	95
2016	1.86%	250,000	1,286
2017	2.83%	250,000	1,794
2018	3.51%	250,000	1,088
	1.95%		$4,167

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends during 2013.

Declaration Date	Record Date	Payment Date	Per Share Amount	Total
March 8, 2013	March 25, 2013	March 27, 2013	$0.135	$451,125
April 10, 2013	April 25, 2013	April 30, 2013	0.135	451,125
May 9, 2013	May 28, 2013	May 31, 2013	0.135	451,125
June 10, 2013	June 25, 2013	June 28, 2013	0.135	451,125
July 9, 2013	July 25, 2013	July 31, 2013	0.135	451,125
August 12, 2013	August 26, 2013	August 30, 2013	0.135	451,125
September 10, 2013	September 25, 2013	September 30, 2013	0.135	451,125
October 10, 2013	October 25, 2013	October 31, 2013	0.135	451,125

Book Value Per Share

The Company's Book Value Per Share at September 30, 2013 was $13.41.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Common Stock. At September 30, 2013, the Company's stockholders' equity was $44.8 million with 3,341,665 Common shares outstanding.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “If someone had left their office on June 28, 2013 and not come back until September 30, 2013, they might assume very little had happened in the rates market over the quarter.  After all, while the long end of the curve moved up slightly (12.4 and 18.5 basis points in the case of the 10 year note and 30 year bond, respectively), most points on the curve were close to unchanged. This was certainly not the case, however, as rates were very volatile over the quarter and the market had to live with large swings in both rates and prices on a daily basis – especially agency mortgage backed securities.  Thirty-year, fixed rate 3.5% coupon mortgages traded in close to a four point range over the course of the quarter – yet ended the quarter only 14 tics higher in price.  We started the quarter with economic data solid and the market bracing for the end of the Federal Reserve’s program of quantitative easing, or QE3.  The sell-off that began in Q2 continued into Q3, with the yield on the 10 year U.S. Treasury note briefly surpassing 3.0% on September 5, 2013.  This outlook changed dramatically over the course of the quarter and as we sit here today most market participants do not expect the Federal Reserve to start to taper their program of asset purchases until 2014, and probably not until March of 2014.  The economic data has softened and the Federal government went through a prolonged battle during October as it grappled with the funding of the government’s operations and the debt ceiling increase needed to accommodate the government’s borrowing needs.  The Federal Reserve, citing the potential impact on the economy of a potential government shut-down, surprised the market at the conclusion of their September 18th meeting by not announcing the beginning of a tapering program to QE3 as the market widely expected.  This of course proved prophetic as the government was shut down for approximately three weeks.  The impact on the economy is still unknown but it will certainly be negative.

“As has always been the case, risk management and the protection of book value are the focus of our investment strategy.  In spite of the volatility of the third quarter and the possibility the Federal Reserve may not begin to unwind their asset purchases until well into 2014, we will continue to position defensively until they have substantially removed their considerable accommodation.  Over the course of the quarter, we did not materially alter the structure of the portfolio or reduce our leverage. We did shift the capital allocation by approximately 3% from the pass-through strategy to the structured securities strategy and our capital is now allocated 49% pass-throughs / 51% structured, versus 52%/48% at the end of Q2.  Because of the decrease in our book value resulting primarily from market to market losses on our funding hedges, off-set by a slightly lower repo balance, our leverage ratio increased slightly from 6.5 to one to 6.7 to one.  Within the respective sub-portfolio’s we moved into higher coupons in the fixed rate portion of the portfolio and continue to do so into Q4.  We have been slowly shedding duration from our fixed rate holdings as we gradually move up in coupon.  The increase in capital allocated to structured securities was to the inverse IO sub-portfolio, a close proxy for our levered pass-through portfolio.  We reduced our allocation to pure IO securities although we also moved our exposure up in coupon there as well. As a result of these modest changes to our portfolio and leverage, we expect our dividend level to remain stable for the time being.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, November 6, 2013, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 95181954.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com , and an audio archive of the webcast will be available for approximately one year.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

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Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters and nine month periods ended September 30, 2013 and September 30, 2012.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	September 30, 2013	December 31, 2012
ASSETS:
Total mortgage-backed securities	$331,786,933	$115,379,574
Cash, cash equivalents and restricted cash	10,481,831	2,986,257
Accrued interest receivable	1,388,496	440,877
Due from affiliates	-	45,126
Receivable for securities sold	41,150,840	-
Prepaid expenses and other assets	671,733	9,122
Total Assets	$385,479,833	$118,860,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$301,656,523	$103,941,174
Accrued interest payable	77,697	54,084
Due to affiliates	79,878	-
Payable for unsettled securities purchased	38,720,351	-
Accounts payable, accrued expenses and other	121,183	140,723
Total Liabilities	340,655,632	104,135,981
Total Stockholders' Equity	44,824,201	14,724,975
Total Liabilities and Stockholders' Equity	$385,479,833	$118,860,956
Common shares outstanding	3,341,665	154,110
Book value per share	$13.41	$95.55

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ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Interest income	$6,393,156	$2,224,749	$2,551,199	$696,905
Interest expense	(817,219)	(182,815)	(293,913)	(58,381)
Net interest income	5,575,937	2,041,934	2,257,286	638,524
(Losses) gains	(6,467,636)	(682,034)	(2,852,987)	141,428
Net portfolio (loss) income	(891,699)	1,359,900	(595,701)	779,952
Expenses	1,251,202	558,344	401,406	234,544
Net (loss) income	$(2,142,901)	$801,556	$(997,107)	$545,408
Basic and diluted net (loss) income per share	$(0.74)	$0.82	$(0.30)	$0.56
Dividends Declared Per Common Share:	$0.945	$-	$0.405	$-

	Three Months Ended
	September 30,
Key Balance Sheet Metrics	2013	2012
Average MBS	$335,467,426	$64,378,317
Average repurchase agreements	305,195,931	53,698,246
Average stockholders' equity	45,999,442	14,513,985
Leverage ratio(1)	6.7:1	3.8:1

Key Performance Metrics
Average yield on MBS	3.04%	4.33%
Average cost of funds	0.39%	0.43%
Average economic cost of funds	0.42%	0.64%
Average interest rate spread	2.65%	3.90%
Average economic interest rate spread	2.62%	3.69%

(1)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders equity.  At September 30, 2013, the $38.7 million of payable for unsettled securities purchased has been excluded from total liabilities for this ratio.